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                                   EXHIBIT 23
                        CONSENT OF INDEPENDENT ACCOUNTANT


The Board of Directors
Harbor Bankshares Corporation
Baltimore, Maryland


           We hereby consent to the inclusion of our report dated February 18, 2006 relating to the balance sheets of Harbor Bankshares Corporation (the "Corporation") as of December 31, 2005 and 2004 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended in the Corporation's Form 10-KSB for the year ended December 31, 2005 to be filed with the Securities and Exchange Commission.

STEGMAN & COMPANY
/s/ Stegman & Company
Baltimore, Maryland
March 28, 2006